EXHIBIT 5.1

Pepper Hamilton LLP Letterhead

October 27, 2005

Brandywine Realty Trust
401 Plymouth Road, Suite 500
Plymouth Meeting, PA 19462

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

          We have acted as counsel to Brandywine Realty Trust, a Maryland real estate investment trust (the “Company”), in connection with the preparation of a registration statement (the “Registration Statement”) of the Company on Form S-4 under the Securities Act of 1933, as amended (the “Act”), and the filing of the Registration Statement with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the proposed issuance of up to 36,513,503 common shares of beneficial interest, par value $.01 per share (“Common Shares”), of the Company (a) in the merger of Prentiss Properties Trust, a Maryland real estate investment trust (“Prentiss”) with Brandywine Cognac I, LLC, a Maryland limited liability company and an indirect subsidiary of the Company and (b) upon redemption of common partnership interests of Brandywine Operating Partnership, L.P., a Delaware limited partnership and a subsidiary of the Company (“Brandywine Operating Partnership”), issuable to the holders of common units in Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership and a subsidiary of Prentiss (“Prentiss Operating Partnership”), in the merger of Brandywine Cognac II, LLC, a Delaware limited liability company and an indirect subsidiary of Brandywine, with and into Prentiss Operating Partnership, in each case under and as contemplated by the Agreement and Plan of Merger dated as of October 3, 2005, by and among the Company, Brandywine Operating Partnership, Brandywine Cognac I, LLC, Brandywine Cognac II, LLC, Prentiss and Prentiss Operating Partnership (the “Merger Agreement”).

          In connection with this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement and the Joint Proxy Statement/Prospectus included therein (the “Proxy Statement/Prospectus”); (ii) the Merger Agreement, (iii) the Declaration of Trust of the Company, as amended to date; (iv) the Bylaws of the Company, as amended to date; and (v) resolutions and related minutes of the Company’s Board of Trustees approving the Merger Agreement and the transactions contemplated thereby, including the issuance of the Common Shares. We have also examined such other documents, records, papers, statutes and authorities relating to the Company as we have deemed necessary and appropriate to form a basis for the opinions hereinafter expressed.

          In our examination, we have assumed the genuineness of all signatures, the capacity of each party executing a document to so execute that document, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

          Based upon the foregoing, we are of the opinion that the Common Shares, when issued in accordance with the Merger Agreement, will be validly issued, fully paid and nonassessable.

          The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions or views to reflect any fact or circumstance that may hereafter come to our attention or any change in law that may hereafter occur or hereinafter become effective.

          We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading “Legal Matters” in the Proxy Statement/Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Pepper Hamilton LLP

Pepper Hamilton LLP